Exhibit 5.1

525 W. Monroe Street Chicago, IL 60661-3693 312.902.5200 tel www.kattenlaw.com

March 10, 2015

Board of Directors

Diamond Resorts International, Inc.

10600 West Charleston Boulevard

Las Vegas, NV 89135

Re:	Registration Statement on Form S-3 (File No. 333-202450)

Ladies and Gentlemen:

We have acted as counsel to Diamond Resorts International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of a prospectus supplement (the “Prospectus Supplement”), dated March 5, 2015. The Prospectus Supplement supplements the prospectus, dated March 2, 2015, contained in a Registration Statement (File No. 333-202450) on Form S-3 ( the “Registration Statement”) filed by the Company with the SEC, and relates to the public offering of an aggregate of up to 7,700,773 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) by certain selling stockholders set forth in the Prospectus Supplement (the “Selling Stockholders”), including up to 1,000,773 shares of Common Stock issuable upon exercise of the Underwriter’s (as defined herein) option to purchase such shares from the selling stockholders to cover over-allotments, if any. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and certificates and written statements of officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Prospectus Supplement, (c) an executed copy of the Exchange Agreement (the “Exchange Agreement”) entered into among the Company, Diamond Resorts Parent, LLC, a Nevada limited liability (“DRP”), and the members of DRP, including the Selling Stockholders, (d) the Company’s Certificate of Incorporation as in effect from January 11, 2013 until its amendment and restatement on July 23, 2013; (e) the Company’s Amended and Restated Certificate of Incorporation, as in effect all times thereafter, (f) the Company’s Bylaws, as

AUSTIN        CENTURY CITY        CHARLOTTE        CHICAGO        HOUSTON        IRVING         LOS ANGELES

NEW YORK        ORANGE COUNTY        SAN FRANCISCO BAY AREA        SHANGHAI        WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

Diamond Resorts International, Inc.

March 10, 2015

adopted on January 24, 2013 and in effect from such date until their amendment and restatement on July 24, 2014 (g) the Company’s Amended and Restated Bylaws, as in effect at all times thereafter, (h) minutes and corporate records of proceedings of the Board of Directors and stockholders of the Company and (i) the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among the Company, the Selling Stockholders and Credit Suisse Securities (USA) LLC (the “Underwriter”) as Representative of the several underwriters listed on Schedule B thereto, the Company and the Selling Stockholders.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect on such parties thereof.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement, which forms a part of the Registration Statement and to the filing of this opinion with the SEC as an exhibit to a current report on Form 8-K incorporated by reference therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations thereunder.

Very truly yours,

/s/ Katten Muchin Rosenman LLP
KATTEN MUCHIN ROSENMAN LLP